UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011 (January 12, 2011)

Grand Canyon Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Department of Education, as well as many accrediting commissions and states, require institutions of higher education to report or obtain approval of certain changes in control and changes in other aspects of institutional organization or control. With respect to publicly-traded corporations, like Grand Canyon Education, Inc. (the “University”), Department of Education regulations provide that a change in control occurs if, among other things, the corporation has a stockholder that owns, or has voting control over, at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation (defined in the regulations as a “controlling shareholder”), and that controlling shareholder ceases to own, or have voting control over, at least 25% of such stock or ceases to be the largest stockholder. Under Department of Education regulations, an institution that undergoes a change in control as defined by the Department of Education loses its eligibility to participate in the Title IV programs and must apply to the Department of Education in order to reestablish such eligibility.

In connection with our initial public offering in November 2008 and our secondary offering in September 2009, Brent D. Richardson, our Executive Chairman, and Christopher C. Richardson, our General Counsel and a director (collectively, the “Richardson Voting Group”), had entered into voting agreements with certain stockholders. Pursuant to these agreements, certain of our stockholders granted to the Richardson Voting Group a five-year irrevocable proxy to exercise voting authority with respect to certain shares of our common stock held by such persons, for so long as such shares are held by such persons. The voting agreements do not apply to any shares held by any such person that are transferred in open-market or other transactions. The number of shares over which the Richardson Voting Group continues to hold voting power will decrease over time as shares held by other parties to the voting agreement are sold, which sales we may be not be aware of since many of the shares held by such other parties are held in “street name.” Pursuant to these agreements, however, following each offering and through January 11, 2011, the Richardson Voting Group continued to control the voting power of more than 25% of our total outstanding voting stock.

To avoid an unplanned change in control from occurring and to allow the Richardsons and other stockholders party to the agreements flexibility to sell shares without causing an unplanned change in control, we submitted a notice to the Department of Education informing it of the Richardson Voting Group’s intention to terminate the voting agreements, which would trigger a change in control because it would cause the Richardson Voting Group to own and control less than 25% of our outstanding voting stock, and requesting that the Department of Education review such proposed terminations and advise the University as to the effect of such terminations on the University’s eligibility to participate in the Title IV programs, particularly in light of the University’s pending application for recertification (discussed below). In December 2010, the Department of Education responded to our request in writing and informed us that, consistent with Department of Education regulations, if we notify the Department of Education of the change in control and file a timely and materially complete application within ten business days after the change in control occurs, the Department of Education may temporarily certify us on a provisional basis following the change in control, so that our students would retain access to Title IV program funds until the Department of Education completes its full review. In addition, the Department of Education informed us that it may extend our temporary provisional certification if we timely file other required materials by the last day of the month following the month in which the change in control occurs, including any approval of the change in control by the Higher Learning Commission (our accrediting commission) and the Arizona State Board for Private Postsecondary Education (our state licensing agency), as required, and certain required financial information (consisting of our recent SEC filings) showing our financial condition. The Department of Education’s letter did not indicate any intention to impose any conditions (such as any letter of credit requirement) or other restrictions on us as a result of the change in control. Accordingly, following receipt of the Department of Education’s letter, the approval of the Higher Learning Commission to terminate the voting agreements and confirmation from the Arizona State Board for Private Postsecondary Education that terminating the voting agreements will not be considered a change in control, the Richardson Voting Group terminated the voting agreements effective January 12, 2011. On that same day, we filed our complete application and all other required information with the Department of Education.

Since May 2005, we have been certified to participate in Title IV programs on a provisional basis. We submitted our application for recertification in March 2008 in anticipation of the expiration of our provisional certification on June 30, 2008. The Department of Education did not make a decision on our recertification application by June 30, 2008, and therefore our provisional certification to participate in the Title IV programs has been automatically extended since that time on a month-to-month basis until the Department of Education makes its decision. For a school that is certified on a provisional basis, the Department of Education may revoke the institution’s certification without advance notice or advance opportunity for the institution to challenge that action. For a school that is provisionally certified on a month-to-month basis, like we are, the Department of Education may allow the institution’s certification to expire at the end of any month without advance notice, and without any formal procedure for review of such action. To our knowledge, such action is very rare and has only occurred upon a determination that an institution is in substantial violation of material Title IV requirements.

Following the completion of the Department of Education’s review of the information that we have provided in connection with the termination of the voting agreements, it would normally certify us on a provisional basis for a period of up to approximately three years. The precise conditions and restrictions, if any, and duration of any provisional certification granted in this circumstance, however, are difficult to predict because we already are, and have been for an extended period, provisionally certified on a month-to-month basis. We do not believe that our continued provisional certification on a month-to-month basis, following the change in control or otherwise, has had or will have any material impact on our day-to-day operations. However, there can be no assurance that the Department of Education will recertify us or that it will not impose conditions or other restrictions on us as a condition of granting us provisional certification following the change in control or approving our pending recertification application or with respect to any future recertification. If the Department of Education does not renew or withdraws our certification to participate in the Title IV programs at any time, our students would no longer be able to receive Title IV program funds. Similarly, the Department of Education could renew our certification, but restrict or delay our students’ receipt of Title IV funds, limit the number of students to whom we could disburse such funds, or place other restrictions on us. Any of these outcomes would have a material adverse effect on our enrollments and us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011

GRAND CANYON EDUCATION, INC.

By: /s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)